Shaanxi Bai Shui Du Kang Liquor Co., Ltd.

Contract No.__________

Distribution Contract

Shaanxi Bai Shui Du Kang Liquor Co., Ltd.

Party A:  Shaanxi Bai Shui Du Kang Liquor Co., Ltd.

(Hereafter referred as Party A)

Party B:  Shaanxi Du Kang Liquor Sales Management Co., Ltd.

(Hereafter referred as Party B)

Whereas Party A entrusts Party B to act as the Product Distribution on an equal and voluntary basis, the contract is made as follows:

1. Sales Territory

The sales territory designated as following provinces: Shaanxi, Hunan, Gansu and Neimengu. (PRC)

2. Products for Sale

Bai Shui Du Kang series liquor products; The Thirteen Dynasties series liquor products

3. Products Price

The products’ price is subject to the price appraised and decided by Party A.

4. Supply and Account Settlement of the Products

4.1 The production and delivery of the products are subject to the order of Party B.

4.2 Each order is regarded as the confirmed order after Party B wires full payment to the bank account which is designated by Party A.

4.3 After the confirmation of the said order, Party B takes delivery of products in the warehouse designated by Party A in accordance with the requested products name and quantity required in the order within two working days.

4.4 The settlement method adopted in this contract is cash settlement. So each order should be confirmed after Party B wires the full payment to the bank account which is designated by Party A. Then Party A delivers goods to Party B within the stipulated time.

5. Rights and Obligations of Party A

5.1 Party A provides a variety of inspection reports and licences required to Party B for selling the said liquor products.

5.2 Party A promises to provide the qualified Products. Party B should check and written verify the quantity, appearance, package, quality of the products in time when picking up goods. Party A does not take responsibility afterwards.

5.3 The commitments made by any salesmen and employees (including general managers) should be the written commitments with the company seal affixed. All the oral commitments or commitments without the company seal affixed are regarded as the void commitments.

6. Rights and Obligations of Party B

6.1 In order to sell “products” and serve the customers within the sales territory, Party B should provide and maintain an agency which owns the ability of operating at Party B’s expense.

6.2 Party B should develop local distributors and distributors within the sales territory according to its requirements. The contracts signed between the said distributors which should be charged by Party B solely.

6.3  Party B should provide the detailed reports related to the selling “products” to Party A.

6.4  Party B should respect and protect the intellectual property of Party A and promise do not duplicate any selling products of Party A for commercial purposes. Party B should keep trade secrets of Party A which is learnt during sales process, and should not disclosure this contract to the third Party.

6.5 After the contract expires, Party B enjoys the priority to renew the contract if well performed the contract.

7. Relationship of the two parties

Party A and Party B of this contract own the relationship of the seller and the buyer during the validity period of this contract. Neither party has the right to represent the other party when getting in touch with other third parties, nor has the right to sign any contract in the name of the other party.

8. Use of the name etc. of Party A

No matter for what reason Party B lost the distribution qualification, Party B must not use the “name”, “trademark” of Party A anymore in any way nor claim to be the distributor of Party A.

11. Contract period

This contract takes effect from May 1st, 2006. The duration of the contract is five years. This contract has two copies，owning the same legal validity. Each party holds one copy.

12. Settlement to disputes

The dispute, if any, should be settled through consultation during the cooperation. If the consultation fails, the dispute should be settled by the people's court in Party A’s location.

Party A locates in Baishui County, the city of Weinan, Shaanxi province, China.

Party A:  Shaanxi Bai Shui Du Kang Liquor Co., Ltd.

Party B:  Shaanxi Du Kang Liquor Sales Management Co., Ltd.

Representative for Party A:             Representative for Party B:

Date: May 1st, 2006                   Date: May 1st, 2006

1